Exhibit 4.1

                            DARDEN RESTAURANTS, INC.


                 OFFICERS' CERTIFICATE AND AUTHENTICATION ORDER
                        FOR 4.875% SENIOR NOTES DUE 2010

     Pursuant to the Indenture dated as of January 1, 1996 (the "Indenture") between Darden Restaurants, Inc. (the "Company") and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee") and the resolutions adopted by the Board of Directors of the Company on March 22, 2005, this Officers' Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of
Section 102 of the Indenture.

     Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

     A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

          (1) The series of Securities hereby being authorized shall bear the title "4.875% Senior Notes due 2010" (referred to herein as the "Notes").

          (2) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $150,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

          (4) The date on which the principal of the Notes is due and payable shall be August 15, 2010.

          (5) The Notes shall bear interest at the rate of 4.875% per year (based upon a 360-day year of twelve 30-day months), from August 12, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2006, until the principal thereof is paid or made available for payment, to the Person in whose name such Notes are registered at the close of business on the February 1 or August 1 Regular Record Date next preceding the February 15 or August 15 Interest Payment Date. Each February 15 and August 15 shall be an "Interest Payment Date" for the Notes, and the February 1 or August 1 (whether or not a Business

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     Day), as the case may be, next preceding an Interest  Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

          (6) The interest on each Note that is not represented by a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest payable at Maturity on each Note that is not represented by a Global Security will be made against presentation of such Note at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on each Note that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of Notes represented thereby for all purposes under the Indenture.

          (7) The Notes will be redeemable at the option of the Company, at any time in whole or from time to time in part, prior to the Stated Maturity upon not less than 30 days' nor more than 60 days' notice by mail, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face thereof, all as provided in the Indenture.

          For purposes of determining the amount at which the Notes may be redeemed, the following terms shall have the meanings set forth next to each of them below:

               "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

               "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

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               "Comparable Treasury Price" means, with respect to any Redemption
          Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

               "Reference Treasury Dealer" means each of (1) Banc of America Securities LLC or its affiliates which are primary U.S. Government securities dealers in The City of New York (a "Primary Treasury Dealer"), and their respective successors, and (2) three other Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

          (8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof.

          (16) The Notes shall be issued initially only in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth in Annex A hereto.

          (19) The Notes shall have such other terms and provisions as are provided in the form set forth in Annex A hereto.

     B. Establishment of Form of Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Notes shall be substantially in the form attached as Annex A hereto.

     C. Order for the Authentication and Delivery of Debt Securities Pursuant to
Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $150,000,000 registered in the name of Cede & Co., which Note will be duly executed by the proper officers of the Company and delivered to the Trustee as provided in the Indenture, and to deliver said authenticated Note to or upon the order of Banc of America Securities LLC on August 12, 2005.

     D. Certification Pursuant to Section 102 of the Indenture. The undersigned have read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and
certain  other  corporate   documents  and  records.

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In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities, and (ii) the authentication and delivery of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

     IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Company.

Dated:   August 9, 2005

                                       DARDEN RESTAURANTS, INC.


                                       By: /s/ Linda J. Dimopoulos
                                          -------------------------------------
                                             Name:    Linda J. Dimopoulos
                                             Title:   Senior Vice President and
                                                      Chief Financial Officer



                                        By: /s/ William R. White, III
                                           ------------------------------------
                                             Name:    William R. White, III
                                             Title:   Senior Vice President and
                                                      Treasurer







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